Exhibit 99.1

Airgain Company Contact

Jules Cassano

Director of Marketing

Airgain, Inc.

media@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gatewayir.com

Airgain® Reports Preliminary Fourth Quarter 2020 Sales of Approximately $12.8 Million and Preliminary Full Year 2020 Sales of $48.5 Million

SAN DIEGO, CA. – January 7, 2021 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today reported preliminary, unaudited sales of $12.8 million for the three months ended December 31, 2020, and $48.5 million for the full year of 2020.

“I am pleased that our preliminary fourth quarter sales were above the mid-point of our previous guidance range, especially given the dynamic environment we are operating in,” said Airgain’s Chief Executive Officer and President, Jacob Suen. “We entered the new year with solid momentum and remain encouraged by the positive responses we’re receiving from prospective customers for our AirgainConnect® product platform, which we continue to expect will drive material growth in 2021.”

The preliminary results are based on Airgain’s current expectations and are subject to change based on completion of financial closing procedures and the audit for the full year 2020. Airgain expects to report complete fourth quarter and full year 2020 financial results in February 2021. The conference call details will be announced approximately one week prior to the event.

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs. Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding our estimated fourth quarter 2020 and full year 2020 sales. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the preliminary financial results in connection with completion of financial closing procedures and an audit for the 2020 fiscal year; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any

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3611 Valley Centre Drive, Suite 150
San Diego, CA 92130 USA

+1 760 579 0200

subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

3611 Valley Centre Drive, Suite 150
San Diego, CA 92130 USA

+1 760 579 0200